Exhibit 28(e)(xviii)

SEVENTEENTH AMENDMENT TO UNDERWRITING AGREEMENT

This seventeenth amendment (“Amendment”) to the Underwriting Agreement dated as of the 1st day of April 2012 (the “Agreement”), by and between Foreside Funds Distributors LLC (Foreside), and FundVantage Trust (“Adviser”), is entered into as of 9/30/2016 (the “Effective Date”).

WHEREAS, the Foreside and Adviser (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of nine Funds (Fasanara Capital Absolute Return Multi-Asset Fund, Gotham Absolute 500 Core Fund, Gotham Defensive Long Fund, Gotham Defensive Long 500 Fund, Gotham Enhanced 500 Core Fund, Gotham Hedged Core Fund, Gotham Index Core Fund, Gotham Neutral 500 Fund, and Polen International Growth Fund); and

WHEREAS, Section 14 of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.                                      Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.                                      Exhibit A of the Agreement is hereby deleted and replaced by Appendix A attached hereto, to reflect the addition of nine Funds.

3.                                      Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.                                      This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

FUNDVANTAGE TRUST		FORESIDE FUNDS DISTRIBUTORS LLC

By:	/s/Joel Weiss	By:	/s/Mark Fairbanks
Name/Title:	Joel Weiss, President		Mark Fairbanks, Vice President

APPENDIX A

EXHIBIT A

Bradesco Latin American Equity Fund

Bradesco Latin American Hard Currency Bond Fund

Insight Investment Grade Bond Fund

DuPont Capital Emerging Markets Debt Fund

DuPont Capital Emerging Markets Fund

EIC Value Fund

Estabrook Investment Grade Fixed Income Fund

Estabrook Value Fund

Fasanara Capital Absolute Return Multi-Asset Fund

Gotham Index Plus Fund

Gotham Absolute 500 Fund

Gotham Absolute 500 Core Fund

Gotham Absolute Return Fund

Gotham Defensive Long Fund

Gotham Defensive Long 500 Fund

Gotham Enhanced 500 Fund

Gotham Enhanced 500 Core Fund

Gotham Enhanced Return Fund

Gotham Hedged Core Fund

Gotham Hedged Plus Fund

Gotham Institutional Value Fund

Gotham Neutral Fund

Gotham Neutral 500 Fund

Gotham Total Return Fund

Lateef Fund

Mount Lucas U.S. Focused Equity Fund

Pacific Capital Tax-Free Securities Fund

Pacific Capital Tax-Free Short Intermediate Securities Fund

Pacific Capital U.S. Government Money Market Fund

Pemberwick Fund

Polen Growth Fund

Polen Global Growth Fund

Polen International Growth Fund

Private Capital Management Value Fund

Quality Dividend Fund

SkyBridge Dividend Value Fund

TOBAM Emerging Markets Fund

Shelton Tactical Credit Fund (f/k/a WHV/Acuity Tactical Credit Long/Short Fund)

Shelton International Select Equity Fund (f/k/a WHV International Equity Fund)